EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of TradeQwest, Inc. of our report for the period from January 8, 2001 (inception) to March 31, 2001, dated July 18, 2001, relating to the financial statements of TradeQwest, Incorporated, and to the reference to our firm under the captions "Experts" in the above-referenced prospectus.




                              /s/ Weinberg & Company, P.A.
                              ----------------------------
                              WEINBERG & COMPANY, P.A.
                              Certified Public Accountants


Boca Raton, Florida
September 7, 2001